                                                                   Exhibit 10.45

                           FIRST AMENDMENT TO LEASE
                           ------------------------


     THIS FIRST AMENDMENT TO LEASE (this "Amendment") is made as of the 30/th/ day of September, 2000, by and between Enterprise Way Associates, LLC, a Delaware limited liability company ("Landlord") and Inprise Corporation, a Delaware corporation ("Tenant"), with reference to the following facts and objectives:

                                    RECITALS

     A. ScanlanKemperBard Companies, an Oregon corporation, a predecessor in interest to Landlord, as landlord and Tenant, as tenant, entered into that certain Lease dated as of February 17, 2000 (the "Lease"), pertaining to certain premises located in Modules D-3, E and F and storage space located in the storage area on the lower level at 100 Enterprise Way, Scotts Valley, California (the "Premises").

     B. Since the execution of the Lease, a number of operational issues have arisen with respect to the Premises and the building in which the Premises are located (the "Building").

     C. The parties desire to amend the Lease to resolve these operational issues.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Construction of Alterations.  Landlord shall, at Landlord's sole cost,
          ---------------------------
construct the alterations in the Building described in Exhibit A attached
                                                       ---------
hereto. Landlord shall construct the alterations described in (a) Sections 1-4 of Exhibit A by October 1, 2000, and (b) Section 5 of Exhibit A by January 31,
   ---------                                          ---------
2001. Such dates shall be extended by one (1) day for each day Landlord is delayed in completing the same due to Tenant delay or force majeure.

     2.   Use of Module E Elevator.  Landlord, Landlord's Agents and other
          ------------------------
tenants, subtenants, licensees, occupants and visitors in the Building shall have the right to use the elevators located in Module E of the Premises to the extent required for handicap access to the auditorium and conference rooms in Module D-2.

     3.   Reduction in Size of Premises.  The Premises shall be reduced in size
          -----------------------------
to exclude (i) the hallway between Modules C-3 and D-3 and the adjacent restrooms (1,064 square feet of office area), (ii) a portion of the demarcation room and telephone closet located in Module F-1 and (iii) a portion of the storage space in the basement below Module F (8,660 square feet of Storage
Area). Tenant acknowledges that, as of the Effective Date, Landlord has not yet determined the exact boundaries of or demised the portions of the demarcation room and telephone closet in Module F-1 that will be removed from the Premises. Landlord shall have the right to enter the Premises to perform such demising along boundaries that are reasonably determined by Landlord. Immediately upon such demising, Tenant shall remove any of its personal property, fixtures or equipment located in the portions of such rooms that will no longer be part of the Premises and surrender possession of such portions to Tenant. Landlord and Tenant acknowledge that the exact size of the portions of the demarcation room and telephone closet in Module F-1 that will be removed from the Premises have not yet been determined. The rental rates, measurements, percentages and floor plans set forth below are based on an estimated reduction in the size of the Premises of (a) 798 square feet in the demarcation room (Storage Area) and (b) 203 square feet in the telephone closet (office area). In the event that the actual reduction in the size of those rooms differs from those amounts, as reasonably determined by Landlord after the demising has been completed, the rental rates, measurements, percentages and floor plans set forth below shall be deemed automatically adjusted to reflect the actual reduction in the square footage of the Premises based on the actual size of the Module F-1 telephone closet and demarcation room. Upon either party's request, the other party shall promptly execute a further amendment to the Lease to evidence such adjusted rental rates, measurements, percentages and floor plans.

          a. The reference in Section D of the Basic Lease Information to "161,201" shall be changed to "150,476", the reference to"142,165" shall be changed to "140,898" and the reference to "19,036" shall be changed to "9,578".

          b. In Sections E and F of the Summary of Basic Lease Terms, the reference to "365,203 square feet" shall be changed to "370,378 square feet".

          c. In Section G of the Summary of Basic Lease Terms, the reference to "44.14%" shall be changed to "40.63%".

          d. In Section K of the Summary of Basic Lease Terms, the rent schedule shall be replaced with the following:

                                 Base Monthly Rent for the        Base Monthly
               Year             Premises Located in Modules       Rent for the
               ----                    D-3, E and F               Storage Space
                                       ------------               -------------
          Remainder of Year 1          $298,985.56                  $4,789.00
               2                       $307,955.12                  $4,932.67
               3                       $317,193.78                  $5,080.65
               4                       $326,709.59                  $5,233.07
               5                       $336,510.88                  $5,390.06
               6                       $346,606.20                  $5,551.76
               7                       $357,004.39                  $5,718.32
               8                       $367,714.52                  $5,889.87
               9                       $378,745.96                  $6,066.56
              10                       $390,108.34                  $6,248.56

          e. Exhibits A of the Lease ("Site Plan of the Project Containing Description of the Premises") shall be deleted and replaced with Exhibit B
                                                                 ---------
attached hereto.

          f.   The term "Premises" shall refer to the premises shown on Exhibit
                                                                        -------
B attached hereto.
-
     4.   Retroactive Reduction in Premises.  It is the intention of the parties
          ---------------------------------
that the reduction in Base Monthly Rent based on the reduction in the size of the demarcation room and telephone closet in Module F-1 of the Premises and the storage area below Module F be effective as of the Commencement Date under the Lease. Accordingly, as soon as the demising of the demarcation room and telephone closet in Module F-1 has been completed, Landlord shall (i) credit against Base Monthly Rent next coming due or (ii) at Landlord's election, pay to Tenant an amount equal to Thirty-Three Thousand Four Hundred Fifty-Five Dollars and Twenty-Eight Cents ($33,455.28) as a refund of Tenant's overpayment in Base Monthly Rent from the Commencement Date to the Effective Date. As set forth above, this adjustment is based on the

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

assumption that the reduction in the size of the Module F-1 demarcation room will be 798 square feet (Storage Area) and the telephone closet will be 203 square feet (office area). If the actual amount of the reduction is different, an appropriate adjustment based on the actual square footage reduction shall be made.

     5.   Ownership of Wiring in Module F-1 Demarcation Room.  The lines and
          --------------------------------------------------
wires entering the Module F-1 demarcation room in the Premises (the "Lines"), including, without limitation, the approximately six hundred (600) copper lines entering the demarcation room, shall be the property of Tenant during the Lease Term, but shall not be altered or removed from the Premises. At the expiration or sooner termination of the Lease Term, the Lines shall be surrendered to Landlord as part of the realty and shall then become Landlord's property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof. During the Lease Term, the Lines shall be considered "Tenant's Alterations" under the Lease, and Tenant shall (i) pay all taxes on the Lines as required under Section 5.5 of the Lease, (ii) maintain the Lines in good operating condition as required under Section 6.1 of the Lease, (iii) insure the Lines in accordance with Section 9.1.A.2 of the Lease and (iv) surrender the Lines upon the expiration of the Lease or earlier termination of the Lease Term as required under Section 18.2 of the Lease. Notwithstanding the foregoing, Landlord shall at all times during the Lease Term have the exclusive right to use, without payment of any consideration to Tenant, four hundred (400) of the Lines, which Lines may initially be reasonably designated by Tenant.
Such use may include, without limitation, routing such Lines through Landlord's or its other tenants' switches.

     6.   Installation of Video Cameras.  Subject to Landlord's consent to the
          -----------------------------
final plans therefor, and Tenant's compliance with Section 5 of the Lease with respect thereto, Tenant shall have the right to install and maintain at its sole cost, two (2) video cameras in the hallway between Modules C-3 and D-3, which cameras may be linked to a stand alone recorder with monitor located in D3070 of the Premises.

     7.   Module F-1 Computer Room Air Conditioning Units.  Notwithstanding the
          -----------------------------------------------
provisions of Section 6.1 of the Lease, which require Tenant to maintain the heating, ventilating and air conditioning ("HVAC") systems exclusively serving the Premises (including, without limitation, the HVAC system serving Tenant's computer room and telephone closet), Landlord shall cover under Landlord's HVAC maintenance contract the four (4) air conditioning units that serve the computer room in Module F-1 of the Premises (the "Computer Room AC Units"). Tenant shall pay, within thirty (30) days of Landlord's delivery of an invoice therefor, (i) an equitable share of the reasonable cost of Landlord's HVAC contract for routine maintenance, as reasonably determined by Landlord and (ii) the reasonable cost of any repairs, maintenance or replacements of the Computer Room AC Units in excess of routine maintenance, except Tenant shall not be required to pay such costs as described in clause (i) or (ii) to the extent incurred as a result of Landlord's or its employees' negligence or willful misconduct or failure to properly maintain such Computer Room AC Units. Such amounts shall be in addition to, and shall not be included in, Common Operating Expenses.

     8.   Project Security Card Access System.  The parties hereby acknowledge
          -----------------------------------
that (i) the security card access system that serves the Project also covers two other buildings occupied by Tenant located at 1700 and 1800 Greenhills, Scotts Valley, California (the "Greenhills Buildings") and (ii) Landlord anticipates that it will replace the security card access system that services the Project. Until such time as Landlord replaces the security card access system that services the Project, Landlord will continue to permit the security card access system that services the Project to cover the Greenhills Buildings. During such time period, Tenant shall pay, within thirty (30) days of Landlord's delivery of an invoice therefor, (a) an equitable share of the routine costs of maintaining the security card access system, as reasonably determined by Landlord and (b) the cost of any repairs, maintenance or replacements of the security card access system to the extent directly applicable to the Greenhills Buildings. Tenant shall also pay, within thirty (30) days of Landlord's delivery

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of an invoice thereof, any of the foregoing costs attributable to the period from the Commencement Date to the Effective Date. Such amounts shall be in addition to, and shall not be included in, Common Operating Expenses. At such time as Landlord elects to replace the security access system that serves the Project, Landlord shall notify Tenant in writing and (I) Landlord may discontinue coverage of the Greenhills Buildings without any further obligation or liability to Tenant with respect thereto, (II) Tenant shall be responsible for obtaining a security card access system to serve the Greenhills Buildings (if Tenant desires the same) and (III) Landlord shall offer to sell to Tenant the security card access system that currently serves the Project on such terms and conditions as are acceptable to both parties in their sole discretion. Tenant further acknowledges and agrees that Landlord's agreement to continue to permit the security card access system that serves the Project to cover the Greenhills Buildings is an accommodation to Tenant and that (A) Landlord makes no representation or warranty as to the services provided thereunder, (B) Landlord shall have no obligation or liability to Tenant with respect thereto and (C) Tenant hereby releases Landlord and Landlord's partners, officers, directors, members, agents, employees, successors and assigns from any loss, cost, claim, liability or damage with respect thereto.

     9.   Project Security Guard Service.  The parties hereby acknowledge that
          ------------------------------
(i) the security monitoring and patrol service contract that covers the Project also covers the Greenhills Buildings and (ii) Landlord anticipates that it will replace the security monitoring and patrol service contract that covers the Project. Until such time as Landlord replaces the security monitoring and patrol service contract that covers the Project, Landlord will continue to cover the Greenhills Buildings under such contract. During such time period, Tenant shall pay, within thirty (30) days of Landlord's delivery of an invoice therefor, (a) an equitable share of the standard cost of the security monitoring and patrol service contract, as reasonably determined by Landlord and (b) any costs under the contract directly applicable to the Greenhills Buildings.
Tenant shall also pay, within thirty (30) days of Landlord's delivery of an invoice thereof, any of the foregoing costs attributable to the period from the Commencement Date to the Effective Date. Such amounts shall be in addition to, and shall not be included in, Common Operating Expenses. At such time as Landlord elects to replace the security monitoring and patrol service contract that covers the Project, Landlord shall notify Tenant in writing and (I) Landlord may discontinue service to the Greenhills Buildings without any further obligation or liability to Tenant with respect thereto and (II) Tenant shall be responsible for obtaining a security monitoring and patrol service contract to cover the Greenhills Buildings (if Tenant desires the same). Tenant further acknowledges and agrees that Landlord's agreement to continue to cover the Greenhills Buildings under its current security monitoring and patrol contract is an accommodation to Tenant and that (A) Landlord makes no representation or warranty as to the services provided thereunder, (B) Landlord shall have no obligation or liability to Tenant with respect thereto and (C) Tenant hereby releases Landlord and Landlord's partners, officers, directors, members, agents, employees, successors and assigns from any loss, cost, claim, liability or damage with respect thereto.

     10.  Use of Auditorium Office.  The parties acknowledge that an employee of
          ------------------------
Tenant, Marque Kelsay ("Kelsay") has been occupying an office located in the Common Area adjacent to the auditorium in Module D as an office (the "Auditorium Office"). Tenant shall have the right to continue to use the Auditorium Office for occupancy by Kelsay so long as Kelsay provides services related to auditorium functions in the quality and manner in which he has provided the services in the past, upon Landlord's request, at a rate payable to Tenant of Seventy-Five Dollars ($75) per hour during normal business hours and One Hundred Dollars ($100) per hour outside of normal business hours. In the event that Kelsay ceases to be an employee of Tenant or ceases to provide the services as described herein, Tenant's right to use Auditorium Office shall immediately terminate.

     11.  Reserved Parking Space.  Tenant acknowledges that Tenant's chief
          ----------------------
executive officer has been parking his car outside the front lobby of the Building in an area that is not designated for parking. Landlord shall stripe a parking space in the parking garage located under Module E as reserved for Tenant's chief executive officer. All parking by Tenant and Tenant's Agents shall be subject to Section 4.5 of the Lease.

     12.  Use of Parking Garage for Storage.  Tenant acknowledges that it has
          ---------------------------------
been storing computer equipment and furniture in approximately four (4) parking spaces in the parking garage below Module F and between Tenant's mail room and the adjacent freight elevator vestibule. Tenant shall remove such items from such areas within sixty (60) days of the Effective Date. Thereafter, any storage by Tenant in Common Areas will constitute a violation of the Lease.

     13.  Cable Television Contract.  The parties hereby acknowledge and agree
          -------------------------
that (i) the cable television contract that covers the Common Areas also covers the Premises, (ii) Tenant currently maintains such contract and bills Landlord on a monthly basis for the cost attributable to the outlets in the Common Area and (iii) once Landlord takes control of the Module F-1 demarcation room as set forth in Section 3 hereof, at Landlord's election, Tenant shall either (a) assign (to the extent assignable) the cable television contract to Landlord (at which time Landlord intends to terminate the contract as to the Premises) or (b) terminate the cable television contract as to the Common Areas (at which time Landlord intends to enter into a new cable television contract for the Common Areas). Until such time as Landlord takes control of the Module F-1 demarcation room and either takes an assignment of the cable television contract or enters into a new cable television contract for the Common Areas, Tenant shall maintain the existing cable television contract in place on the same terms as of the date hereof, and Landlord shall continue to pay for the outlets in the Common Area in the same manner as immediately before the Effective Date. At such time as Landlord takes an assignment of the cable television contract or enters into a new contract for cable television services for the Common Areas, Landlord shall notify Tenant in writing and Tenant shall be responsible for obtaining a cable television contract to cover the Premises if Tenant desires the same.

     14.  Furniture.  The parties acknowledge that (i) under Section 4.8 of the
          ---------
Lease, Tenant is prohibited from removing the Furniture from the Premises without Landlord's prior written consent and (ii) Tenant has moved on a temporary basis some of the Furniture out of the Premises without Landlord's consent, however Landlord hereby waives any right to claim a breach or default as a result of Tenant having temporarily moved some of the Furniture prior to the Effective Date. Attached hereto as Exhibit C is a list of all of the
                                        ---------
Furniture that was in the Premises on the Commencement Date that has since been moved out of the Premises, which Tenant hereby represents and warrants is true, complete and correct. Tenant shall have the right to continue to move on a temporary basis reasonable amounts of Furniture from the Premises so long as Tenant obtains Landlord's prior written consent thereto and first delivers to Landlord a list of the Furniture to be removed, together with a certification by Tenant that the list is true, complete and correct. Prior to the expiration of the Lease Term or sooner termination of the Lease, Landlord shall return to the Premises all of the Furniture that was in the Premises on the Commencement Date in the condition required under Section 4.8 of the Lease. In the event that Tenant fails to return any of the Furniture to the Premises and surrender such Furniture upon the expiration of the Lease or earlier termination of the Lease Term as required under Section 4.8 of the Lease, the fair market value of such Furniture as of the expiration or earlier termination of the Lease (without regard to Landlord's purchase price therefor under Section 4.8 of the Lease), as reasonably determined by Landlord and Tenant, shall constitute Additional Rent under the Lease, and Landlord shall be permitted to deduct the amount thereof from the Security Deposit.

     15.  Module C-1 Training Room Rent Adjustment.  The parties acknowledge
          ----------------------------------------
that (i) during two (2) weeks of use of the training room located in Module C-1 by Tenant, the lights went out several times and (ii) Landlord determined that the cause of the outages was overuse of the power strips in the room and that the outages were unrelated to ongoing construction in the Building. Landlord shall nonetheless, at Landlord's election (a) credit against Tenant's obligation to pay for the use of the training room One Thousand Three Hundred Ten Dollars ($1,310) or (b) pay to Tenant an amount equal to One Thousand Three Hundred Ten Dollars ($1,310).

     16.  Additional Consideration.  As additional consideration for Tenant to
          ------------------------
enter into this Amendment:

          a. Landlord shall credit against Base Monthly Rent next coming due under the Lease an amount equal to One Hundred Fifty Thousand Dollars ($150,000).

          b. Landlord shall continue to provide during the remainder of the Lease Term, subject to Section 7.3 of the Lease, UPS power to the Premises at the levels and in the manner provided by Landlord as of the Effective Date as part of Common Operating Expenses.

          c. Landlord shall continue to provide during the remainder of the Lease Term, subject to Section 7.3 of the Lease, HVAC service to Tenant's computer room (as currently configured) in the Premises at the levels and in the manner provided by Landlord as of the Effective Date. Tenant shall pay the costs thereof, as reasonably determined by Landlord, based on Landlord's actual cost thereof plus ten percent (10%) within thirty (30) days of Landlord's delivery of an invoice thereof. Landlord shall have the right to install a submeter to better allocate the associated electricity costs. The cost of any such submeter shall be paid by Tenant up to Three-Thousand Dollars ($3,000), and Landlord and Tenant shall equally share the cost of such submeter to the extent such cost exceeds Three Thousand Dollars ($3,000).

          d. Landlord shall continue to allow Tenant's facilities technicians reasonable access to the maintenance shop in the Building located in the basement below Module F.

          e. Landlord shall permit Tenant to use (i) the auditorium located in the Building on five (5) days per calendar quarter (regardless of the number of hours per use) and (ii) the conference rooms located in Module D-2 four (4) hours per week, in each case without paying Landlord's standard charge or any charges for use thereof. All such usage shall be subject to Landlord's rights and Tenant's obligations under Section 6.3 of the Lease, including, without limitation (A) scheduling such usage in accordance with Landlord's then-current procedures, on a first-come, first-served basis, (B) Tenant's obligation to pay for clean-up costs after using such areas, (C) Tenant not charging Landlord for any services provided by Kelsay or any other employee or contractor providing services in connection therewith and (D) Landlord's right, as described in
Section 6.3 of the Lease, to eliminate the auditorium and meeting rooms in the Building. Any additional usage of the auditorium, Module D-2 conference rooms or other portions of the Common Areas shall be on all of the terms set forth in
Section 6.3 of the Lease, including payment of Landlord's standard charges therefor.

          f.   Section 14.1(C)(ii) is hereby deleted from the Lease.

          g. Landlord shall continue to permit Tenant reasonable use at no cost to Tenant of the CAD plotter and CD (with Tenant's CAD license) in the property management office of the Project. Tenant

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

shall assign, sublicense or otherwise permit Landlord to use the CAD plotter and CD under Tenant's CAD license.

     17.  Release.  In consideration for the abatement of Monthly Base Rent and
          -------
other items set forth in this Amendment, each party hereby releases the other and its partners, officers, directors, members, agents, employees, successors, assigns and contractors from each and every claim, action, cause of action, obligation, cost, demand and liability of every type and nature arising from or relating to the issues addressed in this Amendment prior to the Effective Date. With respect to the matters released herein, each party expressly waives the provisions of California Civil Code section 1542, which provides:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     18.  Effective Date.  This Amendment and all of the provisions therein
          --------------
shall be effective on the later of September 29, 2000 and the date that this Amendment has been fully executed and delivered by both parties.

     19.  Miscellaneous.  This Amendment, together with the Lease, constitutes
          -------------
the entire agreement between Landlord and Tenant regarding the Lease and the subject matter contained herein and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements or understandings.
This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns. No subsequent change or addition to this Amendment shall be binding unless in writing and duly executed by both Landlord and Tenant. Except as specifically amended hereby, all of the terms and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Lease.

     IN WITNESS WHEREOF, the parties have executed this Amendment, by their duly authorized signatories, as of the day and year first above written.

                                   LANDLORD:

                                   ENTERPRISE WAY ASSOCIATES LLC

                                   By: PRAEDIUM IV ENTERPRISE LLC, its Managing Member

                                        By:  THE PRAEDIUM PERFORMANCE FUND IV,
                                             L.P., its Managing Member

                                             By:  PRAEDIUM PERFORMANCE PARTNERS,
                                                  LLC, its General Partner

                                                  By  /s/ Christopher Hughes
                                                    ----------------------------
                                                  Name  Christopher Hughes
                                                      --------------------------
                                                  Title_________________________

                                        TENANT:

                                        INPRISE CORPORATION, a Delaware
                                        corporation


                                        By  /s/ Roger A. Barney
                                          -------------------------------
                                        Name  Roger A. Barney
                                            -----------------------------
                                        Title  SVP Corporate Services
                                             ----------------------------

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